Exhibit 99.1
ResCap Net Income $Millions 1,000 800 600 400 200 0 $152 2001 $319 2002 $912 2003 $904 2004 2005E Industry Volume* ($ Trillions) 2.2 2.8. 3.8 2.7 2.7. * Source: Fannie Mae ©2006 General Motors Corporation. All Rights Reserved

GMAC U.S. Residential Mortgage Market Industry Obligations Mortgage Debt Outstanding Originations ($ Trillions) 6.0 5.0 4.0 3.0 2.0 1.0 0.0 $5.6 $6.3 $7.1 $8.1 $9.0 $9.7 $9.7 $9.7 $2.2 $2.8 $3.8 $2.7 $2.7 $2.2 $2.2 $2.2 12.0 10.0 8.0 6.0 4.0 2.0 0.0 Debt Outstanding ($ Trillions) Source: Fannie Mae ©2006 General Motors Corporation. All Rights Reserved

GMAC ResCap Stand-Alone Credit Rating Non-Investment Grade Rating GMAC Firewall: Governance and Dividend Limitation Investment Grade Rating 100% Owned ResCap ©2006 General Motors Corporation. All Rights Reserved